UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31940	25-1255406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Federal Street, One North Shore Center Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry in Material Definitive Agreement

On February 14, 2019, F.N.B. Corporation (the “Corporation”) completed its offering of $120,000,000 aggregate principal amount of its 4.950% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes will be treated as Tier 2 capital for regulatory capital purposes. The offering of the Notes was consummated pursuant to the terms of an underwriting agreement, dated as of February 11, 2019 (the “Underwriting Agreement”) by and among the Corporation, as issuer, and Morgan Stanley & Co. LLC and Sandler O’Neill & Partner, L.P., as representatives of the several underwriters named in Schedule I to the Underwriting Agreement. The Underwriting Agreement contains various representations, warranties and agreements by the Corporation, indemnification rights and obligations of the parties and termination provisions.

The Notes were sold to the public by the Underwriters at a price equal to 100% of the aggregate principal amount of the Notes. The net proceeds to the Corporation from the sale of the Notes, after the underwriting discount, but before estimated transaction expenses, were approximately $118.8 million. The Notes were offered pursuant to the prospectus supplement, dated February 11, 2019, to the base prospectus, dated May 16, 2018, forming a part of the Corporation’s registration statement on Form S-3 (File No. 333-224979) (the “Registration Statement”).

The Notes will mature on February 14, 2029 (the “Maturity Date”). From and including the date of original issuance to but excluding February 14, 2024, the Notes will bear interest at an initial rate of 4.950% per annum, payable semi-annually in arrears on August 14 and February 14 of each year, commencing on August 14, 2019. Unless redeemed, from and including February 14, 2024 to but excluding the Maturity Date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus 240 basis points, payable quarterly in arrears on February 14, May 14, August 14 and November 14 of each year, commencing on May 14, 2024. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR will be deemed to be zero.

The Notes are redeemable in whole or in part beginning on February 14, 2024, and on any interest payment date thereafter, or in whole, but not in part, at any time if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) an event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) the Corporation becomes required to register as an investment company under the Investment Company Act of 1940, as amended, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption.

Holders of the Notes may not accelerate the maturity of the Notes, except upon the Corporation’s or First National Bank of Pennsylvania’s (our principal banking subsidiary) bankruptcy, insolvency, liquidation, receivership or similar event.

The Corporation intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include investments at the holding company level, providing capital to support the growth of First National Bank of Pennsylvania and our business, repurchases of our common shares, repayment of maturing obligations and refinancing of outstanding indebtedness (including the redemption of certain callable trust preferred securities issued by one or more of our trust affiliates) and the payment of the cash consideration components of future acquisitions.

The Notes were issued pursuant to an Indenture, dated as of October 2, 2015, (as supplemented and amended by a Second Supplemental Indenture dated as of August 30, 2016 (collectively, the “Base Indenture”), and as further supplemented and amended by a Third Supplemental Indenture dated as of February 14, 2019 (the “Supplemental Indenture”), by and between the Corporation and Wilmington Trust, National Association, as trustee (the “Trustee”). The Base Indenture and the Supplemental Indenture are together referred to as the “Indenture”. The Notes are the Corporation’s subordinated unsecured obligations and are subordinated in right of payment to all existing and future “Senior Indebtedness” (as defined in the Indenture), including general creditors other than holders of our trade accounts payable incurred in the ordinary course, and effectively subordinated to all of our existing and future secured indebtedness. The Notes are not obligations of, and are not, and will not be, guaranteed by any of the Corporation’s subsidiaries.

The foregoing description of the Underwriting Agreement, the Notes and the Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note. The Base Indenture is set forth in Exhibits 4.7 and 4.9 to the Registration Statement, and the Underwriting Agreement, the Supplemental Indenture and the Form of Note are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

1.1	Underwriting Agreement, dated as of February 11, 2019, by and among the Corporation, as issuer and Morgan Stanley & Co. LLC and Sandler O’Neill & Partners, L.P., as representatives of the underwriters named therein.

4.1	Third Supplemental Indenture, dated as of February 14, 2019, by and between the Corporation and Wilmington Trust, National Association, as Trustee.

4.2	Form of 4.950% Fixed-to-Floating Rate Subordinated Note due 2029 (included as part of Exhibit 4.1).

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: February 14, 2019